                                                                   EXHIBIT 10(a)

                            SUBSCRIPTION AGREEMENT

  THIS SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is entered into as of the 11th day of August, 1997 by and between Atlantic Tele-Network, Inc., a Delaware corporation (the "Company"), and Emerging Communications, Inc., a Delaware corporation ("ECI").

  WHEREAS, to eliminate corporate disputes and to maximize the value of the Company for the benefit of the Company and its stockholders, the Company has entered into a Principal Terms Agreement dated January 29, 1997 among the Company and its co-chief executive officers and principal stockholders, Cornelius B. Prior, Jr. ("Prior") and Jeffrey J. Prosser ("Prosser"), which contemplates the separation of the businesses and assets of the Company in the manner set forth herein and in the Recapitalization Agreement (as defined below) and the Merger Agreement (as defined below); and

  WHEREAS, in order to accomplish such separation, subject to the terms and conditions set forth herein, the Company desires to transfer to ECI all of the capital stock of its wholly owned subsidiaries, Atlantic Tele-Network, Co., a Virgin Islands corporation ("ATNCo."), and Atlantic Aircraft, Inc., a Delaware corporation ("Aircraft Corp."), as well as certain other assets of the Company as more fully described herein relating to businesses conducted by ATNCo., its subsidiaries, Virgin Islands Telephone Corporation, a Virgin Islands corporation ("VITELCO"), Vitelcom Cellular Inc., a Virgin Islands corporation ("VCI"), and Vitelcom, Inc., a Virgin Islands corporation ("Vitelcom" and, together with ATNCo., Aircraft Corp., VITELCO and VCI, the "Transferred Subsidiaries"), and Aircraft Corp. in exchange for 10,959,131 shares of common stock, par value $0.01 per share (the "ECI Common Stock"), of ECI; and

  WHEREAS, in order to accomplish such separation, subject to the terms and conditions set forth herein, in consideration of the transfer to it of the Assets (as defined herein), ECI desires to issue to the Company 10,959,131 shares of ECI Common Stock and assume the Assumed Liabilities (as defined herein); and

  WHEREAS, the Company, Prior, individually and as Trustee of the 1994 Prior Charitable Remainder Trust (the "Trust"), and Prosser have entered into a Recapitalization Agreement dated of even date herewith attached hereto as Exhibit A (the "Recapitalization Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) the Company has agreed to repurchase (the "Repurchase") an aggregate of 765,562 shares of common stock, par value $.01 per share (the "Company Common Stock"), of the Company owned by Prior and the Trust, and (b) Prosser has agreed to exchange 3,325,000 shares of Company Common Stock owned by Prosser and certain members of his family for 3,325,000 shares of a new series of common stock of the Company to be designated Class A Common Stock and Prior has agreed to exchange 2,927,038 shares of Company Common Stock owned by Prior and certain members of his family for 2,927,038 shares of a new series of common stock of the Company to be designated Class B Common Stock (the "Recapitalization"); and

  WHEREAS, the Company and ATN MergerCo., a Delaware corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger of even date herewith attached hereto as Exhibit B (the "Merger Agreement"), pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company, with each share of Company Common Stock being converted into one share of ECI Common Stock and 0.4 shares of Company Common Stock, the outstanding shares of Class A Common Stock will be converted into an aggregate of 5,704,231 shares of ECI Common Stock and the outstanding shares of Class B Common Stock will be converted into an aggregate of 2,807,040 shares of Company Common Stock (the "Merger"); and

  WHEREAS, the consummation of the Closing (as defined herein) is a condition to the consummation of the Repurchase and Recapitalization pursuant to the Recapitalization Agreement and a condition to the consummation of the Merger pursuant to the Merger Agreement;

  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.01. Definitions. As used in this Subscription Agreement, the following terms shall have the meanings ascribed to them in this Section 1.01

  "Aircraft Corp." has the meaning set forth in the recitals hereto.

  "Aircraft Receivables" means all indebtedness owing from Aircraft Corp. to the Company.

  "Assets" has the meaning set forth in Section 2.02 hereof.

  "Assumed Liabilities" has the meaning set forth in Section 2.05 hereof.

  "ATNCo." has the meaning set forth in the recitals hereto.

  "Auditor" has the meaning set forth in Section 3.02 hereof.

  "Banco Popular Indebtedness" means Indebtedness outstanding under the loan agreement dated May 29, 1990, as amended February 25, 1993, and as amended October 6, 1993, between the Company and Banco Popular de Puerto Rico.

  "Business Day" shall mean any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized or required by law or other governmental actions to close.

  "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof, (c) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances, (d) commercial paper and variable or fixed rate notes maturing within one year of the Closing Date and (e) repurchase agreements maturing within one year of the Closing Date.

  "Closing" has the meaning set forth in Section 7.01 hereof.

  "Closing Date" has the meaning set forth in Section 7.01 hereof.

  "Commission" means the Securities and Exchange Commission.

  "Company" has the meaning set forth in the first paragraph hereof.

  "Company Common Stock" has the meaning set forth in the recitals hereto.

  "Company Projects" has the meaning set forth in Section 2.03 hereof.

  "Credits" means, collectively, (a) an amount equal to 50% of the cash and Cash Equivalents of the Company as of April 30, 1997, (b) an amount equal to 50% of all accounts receivable and other receivables of the Company (other than (w) the principal amount of any Indebtedness owing to the Company by any of its Subsidiaries, (x) any receivables identified on Schedule 2.02(i) hereof, (y) the Aircraft Receivables or (z) any receivables (other than receivables owing from any Subsidiary of the Company) which remain unpaid on the Closing Date), including, without limitation, all accrued and unpaid advisory and management fees, intercompany interest and stockholders' receivables, as of April 30, 1997, (c) an amount equal to 50% of the current assets of the Company as of April 30, 1997 (other than those included in or specifically excluded by clause (a) or (b) above), (d) an amount equal to 50% of all principal payments made by Transferred Subsidiaries after December 31, 1996 and on or prior to April 30, 1997 on Indebtedness owing to the Company, (e) an amount equal to 50% of all dividends paid by Transferred Subsidiaries to the Company after December 31, 1996 and on or prior to April 30, 1997, (f) an amount equal to 50% of the principal amount of all loans by the Company to, and of all capital contributions by the Company to, GTT after December 31, 1996 and on or prior to April 30, 1997, (g) an amount equal to 50% of all costs and expenses incurred by the Company after December 31, 1996 and on or prior to April 30, 1997 relating to the Company Projects or any potential acquisitions (including any which may have been abandoned after December 31, 1996) to be consummated by the Company or any of its Subsidiaries (other than the Transferred Subsidiaries), (h) an amount equal to 100% of all principal payments made by the Transferred Subsidiaries after April 30, 1997 and on or prior to the Closing Date on Indebtedness (other than with respect to the Aircraft Receivables) owing to the Company, (i) an amount equal to 100% of all dividends paid by Transferred Subsidiaries to the Company after April 30, 1997 and on or prior to the Closing Date, (j) an amount equal to 100% of all payments of interest accruing after April 30, 1997 and made by Transferred Subsidiaries to the Company (other than with respect to the Aircraft Receivables) after April 30, 1997 and on or prior to the Closing Date on Indebtedness owing to the Company, (k) an amount equal to 50% of the book value as of April 30, 1997 of the furniture, fixtures, equipment and leasehold improvements at the St. Thomas Office, (l) an amount equal to 100% of all payments received by the Company after April 30, 1997 on any receivables identified on Schedule 2.02(i) hereof and (m) an amount equal to 100% of the principal amount of and accrued interest on the Indebtedness listed in
Schedule 2.05(d) as of the Closing Date. Any amounts comprising the Credits which are denominated in a currency other than U.S. dollars shall be converted into a U.S. dollar amount using the applicable exchange rate in effect as of the fifth Business Day prior to the Closing Date, in the case of the Estimated Statement, and as of the Closing Date, in the case of the Final Statement, as published in The Wall Street Journal on the next succeeding Business Day.

  "Debits" means, collectively, (a) an amount equal to 50% of the Indebtedness (including Banco Popular Indebtedness) of the Company owing to banks or listed on Schedule 2.05(d) attached hereto or as of April 30, 1997, (b) an amount equal to 50% of all other current liabilities of the Company as of April 30, 1997 (other than Excluded Liabilities), (c) an amount equal to 50% of the total severance payments with respect to the persons set forth on Schedule
5.02 attached hereto, (d) an amount equal to 50% of all principal payments made by GTT on Indebtedness owing to the Company after December 31, 1996 and on or prior to April 30, 1997, (e) an amount equal to 50% of all dividends paid by GTT to the Company after December 31, 1996 and on or prior to April 30, 1997, (f) an amount equal to 50% of the principal amount of all loans by the Company to, and all capital contributions by the Company to, Transferred Subsidiaries (other than Aircraft Receivables) after December 31, 1996 and on or prior to April 30, 1997, (g) an amount equal to 50% of all costs and expenses incurred by the Company after December 31, 1996 and on or prior to April 30, 1997 relating to the project for the privatization of the telephone company for the Republic of Congo or any potential acquisitions (including any which may have been abandoned after December 31, 1996) to be consummated by ECI or any of the Transferred Subsidiaries, (h) an amount equal to 100% of the principal amount of all loans made by the Company to, and of all capital contributions by the Company to, Transferred Subsidiaries (including Aircraft Receivables, unless the proceeds relating thereto were used by Aircraft Corp. to repay third-party Indebtedness) after April 30, 1997 and on or prior to the Closing Date, (i) an amount equal to 100% of all interest accrued as of April 30, 1997 which has not been paid to the Company on or prior to the Closing Date on Indebtedness owing by Transferred Subsidiaries (other than with respect to the Aircraft Receivables) to the Company, (j) an amount equal to 100% of all costs and expenses incurred by the Company after April 30, 1997 and on or prior to the Closing Date relating to the project for the privatization of the telephone company for the Republic of Congo or any potential acquisitions (including any which may have been abandoned after December 31, 1996) to be consummated by ECI or any of the Transferred Subsidiaries, (k) an amount equal to 100% of all costs and expenses incurred by the Company after April 30, 1997 and on or prior to the Closing Date relating to furniture, fixtures, equipment and leasehold improvements at, or otherwise pertaining to, the St. Croix Office, (l) an amount equal to 50% of the book value as of April 30, 1997 of the furniture, fixtures, equipment and leasehold improvements at the St. Croix Office, (m) an amount equal to 100% of the compensation and other expenses incurred by the Company after April 30, 1997 and on or prior to the Closing Date relating to the employees and consultants identified on

Schedule 1.01A attached hereto, (n) an amount equal to 50% of all fees and expenses incurred by Prior, Prosser, the Company, ECI and their respective Subsidiaries relating to the Transactions and all agreements, documents and proceedings in connection therewith, including, without limitation, all fees and expenses of each counsel set forth on Schedule 1.01B attached hereto, accountants and investment bankers, filing fees with the Commission and state securities agencies, stock exchange listing fees, transfer agent fees, transfer taxes and filing fees with the State of Delaware, it being expressly understood and agreed that the payment of all such fees and expenses (but, as to counsel fees and expenses, limited to the counsel named in Schedule 1.01B) shall be the obligation of the Company, (o) an amount equal to 50% of the compensation and other expenses incurred by the Company after April 30, 1997 and on or prior to the Closing Date relating to the employees identified on
Schedule 1.01C attached hereto, (p) an amount equal to 50% of (i) the "blue book" values of the two aircraft owned by Aircraft Corp. as of the latest "blue book" available to the parties on the third Business Day prior to the Closing Date less (ii) the amount of all Indebtedness and accrued interest owing by Aircraft Corp. to third parties as of the Closing Date, (q) an amount equal to 50% of the carrying value as of April 30, 1997 of the assets identified on Schedule 2.02(i) hereof, (r) an amount equal to the provision for Income Tax expense of the Company which would be accrued on a hypothetical statement of operations of the Company for the period after April 30, 1997 to and including the Closing Date which statement of operations includes as revenues or gross income only dividends paid by the Transferred Subsidiaries to the Company during such period and interest accrued during such period on Indebtedness of the Transferred Subsidiaries to the Company and includes as expense only the expenses charged to ECI under clauses (c), (j), (k), (m),
(n), (o) and (s) of this definition of "Debits" (and only to the extent such charges represent expenses which are deductible for Income Tax purposes), and
(s) an amount equal to 50% of all expenses incurred by the Company after April 30, 1997 and on or prior to the Closing Date (including interest accrued on Indebtedness listed on Schedule 2.05(d)) to the extent such expenses are of a type which do not constitute a Credit hereunder or a Debit pursuant to any other clause of this definition of "Debits." Any amount comprising the Debits which are denominated in a currency other than U.S. dollars shall be converted into a U.S. dollar amount using the applicable exchange rate in effect as of the fifth Business Day prior to the Closing Date, in the case of the Estimated Statement, and as of the Closing Date, in the case of the Final Statement, as published in The Wall Street Journal on the next succeeding Business Day.

  "ECI" has the meaning set forth in the first paragraph hereof.

  "ECI Common Stock" has the meaning set forth in the recitals hereto.

  "Estimated Statement" has the meaning set forth in Section 3.01 hereof.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Excluded Assets" has the meaning set forth in Section 2.03.

  "Excluded Liabilities" has the meaning set forth in Section 2.06.

  "Final Statement" has the meaning set forth in Section 3.02.

  "Goods" has the meaning set forth in the Uniform Commercial Code of the State of New York.

  "GTT" has the meaning set forth in Section 2.03.

  "Income Tax" has the meaning set forth in the Tax Sharing Agreement.

  "Indebtedness" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown on the liability side of the balance sheet of such person, (c) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder and (d) all Indebtedness of a second person secured by any lien on any property owned by such first person, whether or not such Indebtedness has been assumed by such first person.

  "Materials" has the meaning set forth in Section 5.01 hereof.

  "Merger" has the meaning set forth in the recitals hereto.

  "Merger Agreement" has the meaning set forth in the recitals hereto.

  "Prior" has the meaning set forth in the recitals hereto.

  "Prosser" has the meaning set forth in the recitals hereto.

  "Recapitalization" has the meaning set forth in the recitals hereto.

  "Recapitalization Agreement" has the meaning set forth in the recitals hereto.

  "Repurchase" has the meaning set forth in the recitals hereto.

  "Retained Indebtedness" has the meaning set forth in Section 2.02.

  "Retained Names" has the meaning set forth in Section 5.01 hereof.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shares" has the meaning set forth in Section 2.01 hereof.

  "Special Meeting" has the meaning set forth in the Merger Agreement.

  "St. Croix Office" means the office of the Company located at Chase Financial Center, Orange Grove, Christiansted, St. Croix, U.S. Virgin Islands 00821.

  "St. Croix Office Lease" means the current lease between Chase Manhattan Bank and VITELCO for the St. Croix Office, any and all renewals, extensions or amendments thereof and any new lease for the St. Croix Office entered into on or prior to the Closing Date.

  "St. Thomas Office" means the office of the Company located at 19 Estate Thomas, Havensite, St. Thomas, U.S. Virgin Islands 00802.

  "St. Thomas Office Lease" means the lease agreement dated October 1, 1992, as amended July 22, 1993, between the Company and St. Thomas Liquor Co., Ltd. for the St. Thomas Office.

  "Subscription Agreement" has the meaning set forth in the first paragraph hereof.

  "Subsidiary" shall mean, of any person at any time,

    (a) any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such person or one or more Subsidiaries of such person;

    (b) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such person or one or more Subsidiaries of such person; and

    (c) any partnership, joint venture or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such person or one or more Subsidiaries of such person.

  "Tax" or "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

  "Transactions" has the meaning set forth in Section 6.02 hereof.

  "Transferred Subsidiaries" has the meaning set forth in the recitals hereto.

  "Trust" has the meaning set forth in the recitals hereto.

  "VCI" has the meaning set forth in the recitals hereto.

  "VITELCO" has the meaning set forth in the recitals hereto.

  "Vitelcom" has the meaning set forth in the recitals hereto.

  Section 1.02. Rules of Construction. Unless the context otherwise requires:

    (a) a capitalized term used herein has the meaning ascribed to such term;

    (b) "or" is not exclusive;

    (c) words in the singular include the plural, and words in the plural include the singular; and

    (d) "herein," "hereof" and other words of similar import refer to this Subscription Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                SUBSCRIPTION FOR AND ACQUISITION OF THE SHARES

  Section 2.01. Subscription for the Shares. The Company hereby subscribes for and, subject to the terms and conditions contained herein, agrees to acquire at the Closing 10,959,131 shares of ECI Common Stock (the "Shares").

  Section 2.02. Acquisition of the Shares. In consideration of the issuance of the Shares by ECI and the performance of its other obligations hereunder, subject to the terms and conditions contained herein, the Company agrees to transfer, convey, assign and deliver, or cause to be transferred, conveyed, assigned and delivered, at the Closing to ECI the following assets (which are collectively referred to herein as the "Assets"):

    (a) all of the issued and outstanding capital stock of ATNCo.;

    (b) all of the issued and outstanding capital stock of Aircraft Corp.;

    (c) all Indebtedness of each Transferred Subsidiary owing to the Company except the Subordinated Demand Note of ATNCo. payable to the order of the Company, which had an unpaid principal amount of $22,031,586 at April 30, 1997 (the "Retained Indebtedness");

    (d) all rights of the Company under the St. Croix Office Lease;

    (e) all equipment, furniture, fixtures and leasehold improvements of the Company located at the St. Croix Office;

    (f) all rights of the Company under any leases of equipment located at the St. Croix Office;

    (g) all rights of the Company and GTT (including any capitalized costs relating thereto) relating to the project for the privatization of the telephone company for the Republic of Congo;

    (h) all books, records and other data and papers held by the Company at the Closing relating to the operation of the businesses of the Transferred Subsidiaries;

    (i) all of the right, title and interest of the Company in the assets set forth on Schedule 2.02(i) attached hereto; and

    (j) 50% of all receivables of the Company as of April 30, 1997 which remain unpaid as of the Closing Date (other than Indebtedness owing to the Company by any of its Subsidiaries and any receivables identified on
  Schedule 2.02(i)).

  Section 2.03. Excluded Assets. For the avoidance of doubt, each of the parties hereto acknowledges and agrees that there shall not be included in Assets to be transferred, conveyed, assigned and delivered to ECI at the Closing any of the following assets (which are collectively referred to herein as the "Excluded Assets"):

    (a) any of the capital stock of Guyana Telephone & Telegraph Company Ltd., a Guyana corporation ("GTT");

    (b) any Indebtedness of GTT owing to the Company;

    (c) any rights of the Company under the St. Thomas Office Lease;

    (d) any equipment, furniture, fixtures and leasehold improvements of the Company located at the St. Thomas Offices;

    (e) any rights of the Company under any leases of equipment located at the St. Thomas Office;

    (f) any rights of the Company or GTT (including any capitalized costs relating thereto) relating to the projects for the privatization of the Suriname telephone company, the purchase of the St. Martin cellular operation or the long distance telephone opportunity in Jamaica (the "Company Projects"); and

    (g) any rights of the Company under any advisory or management agreement between GTT and the Company.

  Section 2.04. Issuance of the Shares. At the Closing, subject to the terms and conditions contained herein, ECI agrees to issue and deliver the Shares to the Company.

  Section 2.05. Assumption of Liabilities. In consideration of the transfer, conveyance, assignment and delivery of the Assets and the performance by the Company of its other obligations hereunder, subject to the terms and conditions contained herein, ECI agrees to assume at the Closing in accordance with their respective terms the following liabilities (which are collectively referred to herein as the "Assumed Liabilities"):

    (a) all obligations of the Company under the St. Croix Office Lease;

    (b) all obligations of the Company under all of the leases of equipment located at the St. Croix Office and all other leases of equipment located at the St. Croix Office entered into by the Company after the date of this Subscription Agreement and prior to the Closing;

    (c) all obligations of the Company arising out of or relating to the Transferred Subsidiaries and the project for the privatization of the telephone company for the Republic of Congo;

    (d) the obligations of the Company set forth on Schedule 2.05(d);

    (e) certain Tax liabilities of the Company as more particularly described in the Tax Sharing and Indemnification Agreement; and

    (f) except as otherwise provided in the Indemnity Agreement, one-half of all liabilities and obligations of the Company, whether known or unknown, arising out of events or acts or omissions occurring at or prior to the Closing, except for (i) any Tax liabilities, (ii) any liabilities or obligations that are taken into account in clauses (b) and (c) of the definition of "Debits" for purposes of calculating the Final Closing Adjustment and (iii) any liabilities and obligations that are Assumed Liabilities pursuant to clauses (a)-(d) of this Section 2.05 or Excluded Liabilities pursuant to clauses (a)-(c) of Section 2.06.

  Section 2.06. Excluded Liabilities. For the avoidance of doubt, each of the parties hereto acknowledges and agrees that ECI does not hereby assume or agree to assume any of the following obligations or liabilities (which are collectively referred to herein as the "Excluded Liabilities"):

    (a) any obligations of the Company under the St. Thomas Office Lease;

    (b) any obligations of the Company under the leases of equipment located at the St. Thomas Office; and

    (c) any liability or obligation of the Company, whether known or unknown, or matured or contingent, arising out of or relating to GTT or the Company Projects.

  Section 2.07. Restricted Assets. In the event that any Asset is not assignable or transferable to ECI at the Closing by its terms or under applicable law (each, a "Restricted Asset"), the Company shall use all reasonable efforts, and ECI shall cooperate reasonably with the Company, to promptly obtain the consents and waivers necessary to cause to be assigned or transferred to ECI such Restricted Asset. After the Closing and continuing for the duration of the useful life of each Restricted Asset, the Company shall use reasonable efforts to provide ECI with the benefits of such Restricted Asset and enforce at the request of ECI, or allow ECI to enforce, any rights of the Company under such Restricted Asset; provided that the reasonable costs and expenses of the Company incurred at ECI's request with respect to any such enforcement shall be reimbursed by ECI.

  Section 2.08. Access to Information. Each of the parties shall give to the other reasonable access to information necessary to consummate the transactions contemplated by this Subscription Agreement and shall deliver at its expense all records relating to businesses and operations of the other party and its Subsidiaries which may inadvertently remain in its possession after the Closing. Each of the parties shall retain records relating to the businesses and operations of the other party and its Subsidiaries in its possession for a period of five years after the Closing Date.

                                  ARTICLE III

                              CLOSING ADJUSTMENT

  Section 3.01. Preliminary Closing Adjustment.

    (a) On the third Business Day prior to the Closing Date, the Company shall deliver to ECI an estimated statement of the Debits and the Credits (the "Estimated Statement"), which Estimated Statement shall be in form and substance reasonably satisfactory to ECI. The difference between the Debits and the Credits shown on the Estimated Statement is herein called the "Closing Date Adjustment." If the Debits exceed the Credits the Closing Date Adjustment shall be a positive amount representing the sum resulting from the Closing Date Adjustment due by ECI to the Company. If the Credits exceed the Debits the Closing Date Adjustment shall be a negative amount representing the sum resulting from the Closing Date Adjustment due by the Company to ECI.

    (b) ECI shall cause ATNCo to pay on the Closing Date, by wire transfer of immediately available funds, as a payment of the Retained Indebtedness, $17.4 million increased by the sum of the Closing Date Adjustment should such adjustment be a positive amount or decreased by the Closing Date Adjustment should such amount be a negative amount. If the amount of the payment to be made by ATNCo. under this Section 3.01 exceeds the principal amount of the Retained Indebtedness, such excess amount shall be paid by ECI to the Company.

  Section 3.02. Final Closing Adjustment.

    (a) As promptly as practicable after the Closing Date, the Company shall deliver to ECI a statement of Debits and Credits as of the Closing Date (the "Closing Date Statement"). The Company and ECI shall engage the Omaha, Nebraska office of Deloitte & Touche LLP (the "Auditor") to perform an audit of the Debits and Credits shown on the Closing Date Statement. The Auditor shall, within 60 days after the

  Closing Date, deliver to the parties a report of the calculation of the Debits and the Credits (the "Final Statement"). The Final Statement shall be conclusive and binding upon the parties, absent fraud or manifest error. Each of the parties shall give the Auditor full access to its books, records, facilities and employees in connection with the Auditor's audit of the Final Statement. The fees and disbursements of the Auditor shall be paid equally by the Company and ECI. The amount by which the amount of the Debits shown on the Final Statement exceeds the amount of the Credits shown on the Final Statement is herein called the "Final Closing Adjustment." If the amount of Credits exceeds the amount of Debits, the Final Closing Adjustment shall be a negative amount.

    (b) If the Final Closing Adjustment exceeds the amount of the Closing Date Adjustment, then within three Business Days after receipt of the Final Statement by ECI, ECI shall cause ATNCo. to pay to the Company on account of the principal amount of the Retained Indebtedness by wire transfer of immediately available funds to an account specified by the Company therefor an amount in cash in U.S. dollars equal to the amount by which the Final Closing Adjustment exceeds the Closing Date Adjustment. If the amount of the payment to be made by ATNCo. under this clause (b) exceeds the remaining principal amount of the Retained Indebtedness, such excess amount shall be paid by ECI to the Company.

    (c) If the Final Closing Adjustment is less than the Closing Date Adjustment, then within three Business Days after receipt of the Final Statement by the Company, the Company shall pay to ECI by wire transfer of immediately available funds to an account specified by ECI therefor an amount in cash in U.S. dollars equal to the amount by which the Final Closing Adjustment is less than the amount of the Closing Date Adjustment.

    (d) For the avoidance of doubt, it is hereby acknowledged and agreed that a positive amount is always larger than any negative amount (e.g. $10 is $110 larger than -$100), that a negative amount is always less than a positive amount (e.g. -$100 is $110 less than $10), and that a larger negative number is "less than" a smaller negative number (e.g. -$110 is $10 less than -$100).

    (e) Immediately following the payment specified in clause (b) or (c) of this Section 3.02, the Company shall note on the promissory note evidencing the Retained Indebtedness the aggregate amount of the payments, if any, received by it with respect to the Retained Indebtedness pursuant to
  Section 3.01 and this Section 3.02 and assign and deliver the Retained Indebtedness to ECI.

                                  ARTICLE IV

                       NO REPRESENTATIONS OR WARRANTIES;
                       CONDITION OF ASSETS, DISCLAIMERS

  Section 4.01. No Representations or Warranties. Each of the parties understands and agrees that no party is making, in this Subscription Agreement or in any other agreement or document entered into in connection with the Transactions, representations or warranties to the other in any way as to the business or operations of the Company prior to or after the Closing or as to the business or operations of ECI after the Closing, or as to any consents or approvals required in connection therewith.

  Section 4.02. Condition of Assets, Disclaimers. All Goods to be conveyed pursuant to this Subscription Agreement are expressly agreed to be conveyed "AS IS" and "WITH ALL FAULTS." All of the Assets to be transferred and assigned to ECI pursuant to the provisions of this Subscription Agreement shall be transferred and assigned to ECI as is, where is, in the condition thereof and subject to the state of title thereto, the rights of any parties in possession, and the right of ownership of others therein, and are subject to all applicable laws, rules, regulations, ordinances, licenses, permits, franchises, judgments, orders and other governmental actions, whether now in effect or hereafter taken, and without representations or warranties of any kind by the Company or any person acting or purporting to act on its behalf. The Company makes no warranty or representation, express or implied, as to the title, design, condition, value, operation, workmanship, merchantibility or suitability for a particular purpose of the Assets, or any portion thereof, or any other warranty or representation, express or implied, of any kind whatsoever with respect to the Assets or any portion thereof.

                                   ARTICLE V

                   CERTAIN AGREEMENTS OF THE COMPANY AND ECI

  Section 5.01. Use of Retained Names. After the Closing, ECI shall not, and shall cause its Subsidiaries not to, put into use any products, signs, purchase orders, sales orders, labels, letterheads, or other materials (collectively, "Materials") not in existence on the Closing Date that bear the name "Atlantic Tele-Network, Inc." or "ATN" (the "Retained Names"). After the Closing, ECI and its Subsidiaries shall be entitled to use any Materials in existence as of the Closing that bear the Retained Names for a period not exceeding 30 days.

  Section 5.02. Severance. Prior to the Closing, the Company shall terminate the employment of each of its employees identified on Schedule 5.02 attached hereto.

  Section 5.03. Aircraft Corp. Costs. Effective May 1, 1997, the Transferred Subsidiaries, the project for the privatization of the telephone company for the Republic of Congo, the Company Projects, and GTT shall be charged for use of Aircraft Corp.'s jet aircraft only in an amount equal to the cost incident to such use computed in the same manner and on the same basis as Prosser and Prior have heretofore been charged for personal use of such aircraft, and all remaining expenses of Aircraft Corp. with respect to the jet aircraft for the period after April 30, 1997 and on or prior to the Closing Date shall be charged to the Company as an expense to be allocated 50% to ECI pursuant to clause(s) of the definition of "Debits" in this Subscription Agreement.

  Section 5.04. Exchange of Indebtedness. Upon receipt of Indebtedness of Transferred Subsidiaries pursuant to Section 2.02(c), ECI shall immediately exchange any such Indebtedness for a promissory note with a term of at least ten years at a variable rate of interest at least equal to the variable rate of interest under the senior credit facility between Atlantic Tele-Network, Co. and Rural Telephone Finance Cooperative and under which the obligor has the right to prepay such note at any time without premium or penalty.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

  The obligations of the parties to consummate the purchase and sale of the Shares, the assumption of the Assumed Liabilities and the other transactions to be consummated by the parties hereto at the Closing shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

  Section 6.01. Third-Party Approvals. All consents, approvals, authorizations, permits and orders with respect to the transactions contemplated by this Subscription Agreement, the Recapitalization Agreement and the Merger Agreement and the other agreements to be entered into pursuant hereto and thereto required from any person, entity or court or governmental agency, authority or instrumentality, federal, state or local, having or asserting rights against or jurisdictions over the Company, ECI, or such transactions (including, without limitation, from the Rural Telephone Finance Corporation, the Rural Utilities Service, and Northern Telecom International Finance B.V.) shall have been obtained and be valid and in full force and effect.

  Section 6.02. Registration Statement and Stockholder Approval. The Registration Statement registering the Shares to be issued to stockholders of the Company pursuant to the Merger Agreement under the Securities Act shall have become effective in accordance with the provisions of the Securities Act; no stop order suspending the effectiveness of such Registration Statement shall have been issued by the Commission and remain in effect; all necessary state securities or blue sky authorizations shall have been received. The approval and adoption of this Subscription Agreement, the Recapitalization Agreement, the Merger Agreement and the other agreements to be entered into pursuant hereto and thereto and the transactions contemplated hereby and thereby (the "Transactions"), by a majority of the outstanding shares of Company Common Stock shall have been obtained.

  Section 6.03. Internal Revenue Service Ruling. The Company shall have received rulings from the Internal Revenue Service reasonably acceptable to the Company and ECI, which rulings shall be in full force and effect as of the Closing Date, to the effect that:

    (i) the transactions contemplated by the Subscription Agreement will be a tax-free reorganization as described in Section 368(a)(1)(D) of the Code; and

    (ii) the distribution of ECI Common Stock to the holders of Company Common Stock and the holders of the Class A Common Stock pursuant to the Merger Agreement will be tax-free for federal income tax purposes to the Company under Section 355(c) or 361(c) of the Code and to the holders of Company Common Stock and the holders of the Class A Common Stock under
  Section 355(a) of the Code.

  Section 6.04. Fairness Opinion. The Board of Directors of the Company shall have received an opinion from Prudential Securities Inc. dated July 7, 1997 and reaffirmed within five Business Days prior to the date a definitive proxy statement is mailed to the holders of Company Common Stock under the Exchange Act to the effect that the Transactions are fair from a financial point of view to the public stockholders of the Company.

  Section 6.05. [Intentionally Omitted]

  Section 6.06. Liquidation of Vitelcom. Vitelcom shall be liquidated or merged into ATN Co. and the business of Vitelcom shall be continued by ATN Co., which may continue such business as a separate division of ATN Co. but not as a separate corporate Subsidiary.

  Section 6.07. Minimum Borrowing Capacity. Each of the Company and ECI shall have minimum available borrowing capacity with reputable lenders or available cash on hand necessary to make and, in ECI's case, to cause ATNCo. to make the payments expected to be required under Article III hereof.

  Section 6.08. No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business to be conducted by either (a) the Company and its Subsidiaries after the Closing or
(b) ECI and its Subsidiaries after the Closing.

  Section 6.09. No Litigation. No action, suit, investigation or other proceeding shall be pending or threatened before any arbitrator, court or governmental agency which, in the opinion of at least one-half of the members of the Board of Directors of either the Company or ECI, presents a substantial risk of the restriction or prohibition of any material component of the Transactions, or obtaining material damages or other relief in connection therewith.

  Section 6.10. Agreements in Full Force. Each of the Merger Agreement and the Recapitalization Agreement shall be in full force and effect and no party thereto shall be in material breach of any of its obligations thereunder.

  Section 6.11. Listing. The Shares issuable in the Merger shall have been authorized for listing on the American Stock Exchange subject to a final notice of issuance. The outstanding Common Stock of the Company shall be listed on the American Stock Exchange, and no proceedings shall be pending or threatened to delist such stock from such Exchange.

  Section 6.12. Performance. Each of the parties shall have performed and complied in all material respects with all obligations and conditions required by this Subscription Agreement to be performed or complied with by it at or prior to the Closing and such party shall furnish to the other an officer's certificate to evidence such performance and compliance.

  Section 6.13. ECI Charter. ECI shall have adopted and filed with the Secretary of State of Delaware a Restated Certificate of Incorporation substantially in the form of Exhibit D attached hereto.

  Section 6.14. Boards of Directors and Officers. The Board of Directors and officers of ECI and each Transferred Subsidiary shall consist of those persons designated in writing by Prosser to the Company on the

Business Day preceding the Closing Date. The Board of Directors and officers of the Company and GTT shall consist of those persons designated in writing by Prior to the Company on the business day preceding the Closing Date.

  Section 6.15. Non-Competition Agreement. ECI and Prosser shall have entered into a Non-Competition Agreement substantially in the form of Exhibit E attached hereto, and such agreement shall be in full force and effect and no party thereto shall be in material default of any of its obligations thereunder.

  Section 6.16. Indemnity Agreement. The Company, ECI, Prior and Prosser shall have entered into an Indemnity Agreement substantially in the form of Exhibit F attached hereto, and such agreement shall be in full force and effect and no party thereto shall be in material default of any of its obligations thereunder.

  Section 6.17. Personal Debts. Each of Prior and Prosser shall have repaid all personal debts owing to the Company or any of its Subsidiaries (including any Transferred Subsidiaries); and Prior shall have caused the repayment of all amounts owing by Prior's private wireless cable television business to Vitelcom as of the Closing Date.

  Section 6.18. Employee Benefits Agreement. The Company and ECI shall have entered into an Employee Benefits Agreement substantially in the form of Exhibit G attached hereto, and such agreement shall be in full force and effect and no party thereto shall be in material default of any of its obligations thereunder.

  Section 6.19. Tax Sharing and Indemnification Agreement. The Company and ECI shall have entered into a Tax Sharing and Indemnification Agreement substantially in the form of Exhibit H attached hereto (the "Tax Sharing Agreement"), and such agreement shall be in full force and effect and no party thereto shall be in material default of any of its obligations thereunder.

  Section 6.20. Assumed Liabilities. ECI shall have assumed all obligations of the Company with respect to the Assumed Liabilities outstanding as of the Closing Date.

  Section 6.21. Technical Assistance Agreement. The Company, ATNCo., VITELCO and VCI shall have entered into a Technical Assistance Agreement substantially in the form of Exhibit C attached hereto (the "Technical Services Agreement"), and such agreement shall be in full force and effect and no party thereto shall be in material default of any of its obligations thereunder.

  Section 6.22. Recapitalization Agreement Closing. Each of the conditions to the closing under the Recapitalization Agreement (the "Recapitalization Agreement Closing") shall have been satisfied or, with the consent of each of the parties hereto waived; and all parties thereto shall appear ready, willing and able to consummate the transactions therein provided to be consummated at the Recapitalization Agreement Closing.

  Section 6.23. Merger Agreement Closing. Each of the conditions to the closing under the Merger Agreement (the "Merger Agreement Closing") shall have been satisfied or, with the consent of each of the parties hereto waived; and all parties thereto shall appear ready, willing and able to consummate the transactions therein provided to be consummated at the Merger Agreement Closing.

                                  ARTICLE VII

                             CLOSING DATE; CLOSING

  Section 7.01. Closing Date; Closing. The closing of the acquisition and issuance of the Shares hereunder (the "Closing") shall take place on the same Business Day as the Recapitalization Agreement Closing and the Merger Agreement Closing and shall be held as soon as reasonably practicable after satisfaction or waiver by the parties hereto of the conditions set forth in
Article VI hereof. The date on which the Closing occurs is referred to herein as the "Closing Date." The Closing shall take place at the offices of Cahill Gordon &

Reindel, 80 Pine Street, New York, New York 10005. At the Closing, (i) ECI shall issue the Shares to the Company registered in such names and denominations as the Company shall request, (ii) the transfer, conveyance, assignment and delivery of the Assets shall be effected by the delivery by the Company of such deeds, bills of sale, endorsements, assignments, certificates or other instruments as ECI shall reasonably request, (iii) the assumption of the Assumed Liabilities shall be effected by the delivery by ECI of such instruments of assumption as the Company shall reasonably request and (iv) ECI shall have consummated or caused ATNCo. to have consummated the wire transfer contemplated by Section 3.01 hereof.

  Section 7.02. Further Assurances. Each of the parties agrees that after the Closing, upon reasonable request of the other party, it will do, execute, deliver and acknowledge, and will cause to be done, executed, delivered and acknowledged, all such further acts, deeds, certificates, assignments, assumptions, transfers, conveyances, powers of attorney and other documents as may be reasonably required to consummate the transactions contemplated hereby.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

  Section 8.01. Termination. This Subscription Agreement shall terminate upon the termination of the Recapitalization Agreement or the Merger Agreement. In addition, this Subscription Agreement may be terminated at any time prior to the Closing by the Board of Directors of the Company and the Board of Directors of ECI without the authorization or consent of the Company's or ECI's stockholders. In the event of any such termination, neither party shall have any liability of any kind to the other party.

  Section 8.02. Entire Agreement. This Subscription Agreement, together with all other written agreements which may be entered into between the parties in connection herewith and the transactions contemplated hereby and all other documents and instruments delivered in connection herewith and therewith and the transactions contemplated hereby and thereby, set forth the full and complete understanding of the parties hereto with respect to the transactions contemplated hereby.

  Section 8.03. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws rules thereof.

  Section 8.04. Headings. The headings in this Subscription Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Subscription Agreement.

  Section 8.05. Counterparts. This Subscription Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  Section 8.06. Benefits. This Subscription Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.

  Section 8.07. Assignment. Neither this Subscription Agreement nor any right hereunder may be assigned by the parties hereto without the prior written consent of the other party. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the successors, heirs, representatives and assigns of each party hereto.

  Section 8.08. Amendment and Waiver. This Subscription Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto. Any term, condition or provision of this Subscription Agreement may be waived (if in writing) at any time by the party or each of the parties entitled to the benefits thereof.

  Section 8.09. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand, or when sent by telex or telecopier (with receipt confirmed) or by registered mail, return receipt requested, addressed as follows (or to such other address as a party may designate by notice to the other):

    (a) If to the Company:

      Atlantic Tele-Network, Inc.
      Estate Havensight
      P.O. Box 12030
      St. Thomas, U.S. Virgin Islands 00801
      (340) 774-2260 or 777-8000
      Attention: Cornelius B. Prior
      Telecopy: (809) 774-7790

    with copies to:

      Lewis A. Stern, P.C.
      Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, New York 10004
      (212) 859-8190
      Telecopy: (212) 859-8587

    (b) If to ECI:

      Atlantic Tele-Network, Inc.
      Chase Financial Center
      P.O. Box 1730
      St. Croix, U.S. Virgin Islands 06821-1730
      (340) 777-7700
      Attention: Jeffrey J. Prosser
      Telecopy: (809) 774-5487

    with copies to:

      Roger Meltzer, Esq.
      Cahill Gordon & Reindel
      80 Pine Street
      New York, New York 10005
      (212) 701-3851
      Telecopy: (212) 269-5420

  IN WITNESS WHEREOF, each of the Company and ECI has caused this Subscription Agreement to be executed on the date first written above.

                                          Atlantic Tele-Network, Inc.

                                          By: /s/ Cornelius B. Prior
                                             __________________________________
                                            Name: Cornelius B. Prior
                                            Title:Co-Chief Executive Officer

                                          By: /s/ Jeffrey J. Prosser
                                             __________________________________
                                            Name: Jeffrey J. Prosser
                                            Title:Co-Chief Executive Officer

                                          Emerging Communications, Inc.

                                          By: /s/ Jeffrey J. Prosser
                                             __________________________________
                                            Name: Jeffrey J. Prosser
                                            Title:Chief Executive Officer

                                 SCHEDULE 1.01A

                  PROSSER DESIGNATED EMPLOYEES AND CONSULTANTS

James J. Heying

Sharon Smalls

Edwin Crouch

Steve Ross

Deseree Rodriquez

Liz Goggins

Eling Joseph

Wilhelm Samuel

David Stuedell

Gary Fisher

Kevin Cullwood

Ronald Sanders

James Dishman

Sir Shridath S. Ramphal

Paul Singer

                                 SCHEDULE 1.01B

                                    COUNSEL

Cahill Gordon & Reindel

Fried, Frank, Harris, Shriver & Jacobson

Raynor, Rensch & Pfeiffer

Richards, Layton & Finger

Brown & Wood LLP

Kelley Drye & Warren

Wiley, Rein & Fielding

                                 SCHEDULE 1.01C

                             UNDESIGNATED EMPLOYEES

Pacita Donovan

                               SCHEDULE 2.02(I)

                                CERTAIN ASSETS

--Any loans or advances to or other receivables from Jeffrey J. Prosser or any of the persons listed on Schedule 1.01A hereof

--AS400 Computer currently located at the premises of Vitelco

--Key-man life insurance policies on the life of Jeffrey J. Prosser, including pre-paid premiums relating thereto

--Rent deposits relating to the St. Croix Office or leases relating to equipment located at the St. Croix Office

--Any other prepaid expenses, deposits or similar assets of the Company relating to assets to be transferred to ECI under this Agreement, relating to assets, liabilities, or operations of any of the Transferred Subsidiaries or relating to Jeffrey J. Prosser of any of the person listed on Schedule 1.01A hereof.

                                SCHEDULE 2.05(D)

                          CERTAIN ASSUMED LIABILITIES

--Banco Popular Indebtedness

--Indebtedness relating to the AS400 Computer

--Any other indebtedness of the Company that is secured by assets to be transferred to ECI or assets of a Transferred Subsidiary

                                 SCHEDULE 5.02

                           EMPLOYEES TO BE TERMINATED

Pacita Donovan

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